As filed with the Securities and Exchange Commission on December 3, 1997
                                                       Registration No. 33-81026

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                      ------------------------------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                                       ON
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------

                           THE SOLOMON-PAGE GROUP LTD.
             (Exact Name of Registrant as Specified in Its Charter)

       Delaware                                        51-0353012
(State or Other Jurisdiction of                    (I.R.S. Employer
Incorporation or Organization)                    Identification Number)

                     1140 Avenue of the Americas, 9th Floor
                            New York, New York 10036
                                 (212) 764-9200
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                  Lloyd Solomon
             Vice Chairman of the Board and Chief Executive Officer
                           The Solomon-Page Group Ltd.
                           1140 Avenue of the Americas
                            New York, New York 10036
                                 (212) 764-9200
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                      ------------------------------------

                                    Copy to:
                              David J. Adler, Esq.
                     Olshan Grundman Frome & Rosenzweig LLP
                                 505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200
                           (212) 755-1467 (Facsimile)
                      ------------------------------------

         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

PROSPECTUS

                        2,571,738 Shares of Common Stock

                           THE SOLOMON-PAGE GROUP LTD.

         The Solomon-Page Group Ltd. (the "Company"), a Delaware corporation, is offering 2,196,738 shares of common stock, $.001 par value (the "Common Stock"), which are issuable upon the exercise of 2,196,738 redeemable Class A common stock purchase warrants of the Company (the "Class A Warrants"). Of such Class A Warrants, 200,000 are issuable upon the exercise by Stratton Oakmont, Inc., the underwriter (the "Underwriter") in the Company's initial public offering in October 1994, of a purchase option (the "Purchase Option") received by the Underwriter as partial consideration for its services. The Purchase Option is exercisable until October 20, 1999 at a price of $6.60 per unit, consisting of a share of Common Stock and a Class A Warrant. The remaining 175,000 Class A Warrants are issuable upon exercise of certain purchase options (the "Bridge Options") issued in 1994 to four bridge lenders, Harvey Bibicoff, Steven Madden, Calvin Caldwell and Lester Garrett.

         Each Class A Warrant entitles the holder to purchase one share of Common Stock, for a price of $4.50 per share, until October 20, 1999. The Class A Warrants are redeemable by the Company for $.05 per Warrant, upon thirty (30) days' prior written notice, if the average closing price or bid price of the Common Stock, as reported by the principal exchange on which the Common Stock is quoted, equals or exceeds $9.00 per share for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending ten (10) days prior to the date of the notice of redemption. Upon thirty (30) days' written notice to all holders of the Class A Warrants, the Company shall have the right to reduce the exercise price and/or extend the term of the Class A Warrants.

         This Prospectus also relates to 200,000 shares of Common Stock issuable to the Underwriter upon exercise of the Purchase Option and an aggregate of 175,000 shares of Common Stock issuable to the bridge lenders named above upon exercise of the Bridge Options.

         The Common Stock and the Class A Warrants are quoted on the Nasdaq SmallCap Market under the symbols, SOLP and SOLPW, respectively. On December 1, 1997, the closing prices of the Common Stock and the Class A Warrants were 4 3/16 and 1, respectively.


         AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND SHOULD ONLY BE MADE BY INVESTORS WHO CAN AFFORD THE RISK OF LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION OR ANY STATE
       SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                  THE DATE OF THIS PROSPECTUS IS          , 199

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company hereby incorporates in this Prospectus by reference the following documents which have been filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"): (i) the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1996 ("Fiscal 1996"), (ii) the Company's Quarterly Reports on Form 10-QSB for the quarters ended December 31, 1996, March 31, 1997 and June 30, 1997 and (iii) the Company's Proxy Statement dated February 19, 1997.

         The Company's  Application  for  Registration of its Common Stock under
Section 12(g) of the Exchange Act filed with the Commission on October 21, 1994, is incorporated by reference into this Prospectus and shall be deemed to be a part hereof.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Any person receiving a copy of this Prospectus may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests should be directed to The Solomon-Page Group Ltd., 1140 Avenue of the Americas, New York, New York 10036, Attention: Eric Davis, Secretary, telephone number (212) 764-9200.


                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, as well as at the following regional offices: 7 World Trade Center, Suite 1300, New York, New York 10048, Suite 788 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 upon payment of the fees prescribed by the Commission. Also, copies of such material can be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, upon payment of the fees prescribed by the Commission. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, DC 20006.

         The Company has filed with the Commission a Registration Statement on Form SB-2, as amended by Post- Effective Amendment on Form S-3 (together with all further amendments and all exhibits thereto, the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, copies of which may be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, upon payment of the fees prescribed by the Commission.

                                   THE COMPANY

         The Company's business is organized into two primary operating divisions: executive search and contingency recruitment as well as flexible staffing and consulting. The executive search and full time contingency recruitment division has eight lines of business, including four industry (capital markets, publishing and new media, healthcare and fashion services), and four functional (information technology, accounting, human resources and legal). The executive search and full time contingency recruitment division generated approximately 49% of the Company's revenue for the nine months ended June 30, 1997. The flexible staffing and consulting division, which provides services to all companies seeking personnel in the information technology, accounting and human resources areas, generated approximately 51% of the Company's revenue for the nine months ended June 30, 1997. The accounting and human resources flexible staffing businesses commenced operations during the fiscal year ended September 30, 1997.

         The Company's revenues are derived primarily from fees paid by its clients in connection with placements conducted by the Company on behalf of its clients. In the executive search and contingency recruitment divisions of the Company's business, fees usually range between 20% and 33% of the guaranteed first year's compensation payable to a placed employee. In the executive search division, the Company usually obtains a non-refundable retainer of approximately one-third of the estimated fee at the inception of an engagement with the balance of the fee payable on terms negotiated with the client. A substantial portion of the deferred payment is usually contingent on the successful completion of the placement and, in certain circumstances, no retainer is obtained and the entire fee is contingent on a successful placement. In the contingency recruitment division, the entire fee is usually contingent upon successful completion of the placement, although under certain circumstances a non-refundable retainer payment of a portion of the fee may be received at the outset. In the professional temporary staffing division, the Company is compensated by its clients for services provided by temporary employees assigned by the Company, based on the number of hours or days worked by each assigned employee at a dollar rate negotiated with the client. The Company's primary costs, in addition to its fixed costs such as rental expense, salaries of administrative personnel and advertising, are the variable costs attributable to its employee compensation. The Company's placement counselors receive either a base salary or a draw against commission, plus a commission generally ranging between 30% and 65% of the fees generated by each placement they effectuate, which percentage varies depending upon the counselors' seniority and/or historical productivity.

         The Company's executive offices are located at 1140 Avenue of the Americas, 9th Floor, New York, New York 10036. The telephone number of the Company is (212) 764-9200.

                                MATERIAL CHANGES

         On October 31, 1997, the Company announced that its Board of Directors had authorized the repurchase of up to 1,000,000 of the Class A Warrants. Purchases are being made from time to time on the Nasdaq Small Cap market or otherwise at prevailing market prices and may be made in privately negotiated transactions. At December 1, 1997, an aggregate of 478,262 Class A Warrants had been repurchased for an aggregate purchase price of $447,478.

                                  RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS, PRIOR TO MAKING AN INVESTMENT DECISION, SHOULD CAREFULLY READ THIS PROSPECTUS AND CONSIDER, ALONG WITH OTHER MATTERS REFERRED TO HEREIN, THE FOLLOWING RISK FACTORS:

INTENSE COMPETITION. Competition in the recruitment and placement, personnel consulting and temporary personnel industries is intense. The Company is in competition with numerous firms, many of which have far greater financial resources and more extensive industry relationships than the Company. In addition, many of such organizations have longer operating histories, which may afford these firms significant advantages in obtaining future clients, arranging financing and attracting skilled personnel. The Company competes on the basis of client service and responsiveness. There can be no assurance that this strategy can continue to be successfully implemented.

SIGNIFICANT DEPENDENCE ON MAJOR CUSTOMER; POTENTIAL ADVERSE EFFECT OF LOSS OF MAJOR CUSTOMER OR CUSTOMERS. Fifteen percent of the Company's revenues for Fiscal 1996 came from, and a significant portion of the Company's resources have been devoted to, its largest customer, AT&T Corp. The loss of this customer or a substantial reduction in its hiring activities through the Company would have a material adverse effect on the Company's financial performance. In addition, the termination of the employees who have a strong relationship with the Company by this customer could also adversely affect the Company's financial performance. Further, there is no assurance that the Company will not continue to be dependent upon one or a small number of major customers for a significant portion of its revenues and earnings.

DEPENDENCE ON KEY PERSONNEL. The Company's operations are dependent upon the continued efforts of senior management. While the Company has entered into employment agreements with Herbert Solomon, Lloyd Solomon and Scott Page, the Company's principal executive officers, the Company does not have non-competition agreements or other restrictive covenants in any employment agreements with any of its other officers or key employees. Should any of the members of the Company's senior management be unable or unwilling to continue in their present roles or should such persons determine to enter into competition with the Company, the Company's prospects could be adversely affected.

DEPENDENCE ON RECRUITMENT AND PLACEMENT COUNSELORS. The Company's revenues and future success also are materially dependent on the skills of the Company's recruitment and placement counselors in attracting clients, matching their needs to appropriate candidates in each recruiting opportunity and in establishing successful long-term relationships with such clients. The failure to attract and retain qualified recruitment and placement counselors, or the failure of recruitment and placement counselors to effectively perform these tasks, may have a material adverse effect on the Company's revenues, profitability and growth. The Company generally does not have non-competition agreements or other restrictive covenants with its recruitment and placement counselors.

The Company often attracts qualified recruitment and placement counselors from its competitors. In several instances, these competitors have instituted or threatened to institute legal proceedings seeking to enforce non-competition agreements with, or to prevent the disclosure of trade secrets by, these recruitment and placement counselors. To date, these litigations, singly or in the aggregate, have not had a material adverse effect on the Company's financial position, results of operations or liquidity. While the Company believes that any similar future litigations will also not have any such effect, no assurance can be given in this regard.

CONTROL BY MANAGEMENT. Officers and directors of the Company, specifically, Messrs. Herbert and Lloyd Solomon, Scott Page and Eric M. Davis (the "Management Group"), own an aggregate of approximately 39.2% of the issued and outstanding shares of Common Stock. Stockholders of the Company do not have cumulative voting rights and, accordingly, each stockholder is entitled to cast one vote per share held on all matters submitted to a vote of stockholders, including the election of directors. As a result, the Management Group has effective control over the

Company. Moreover, such effective control could serve to perpetuate current management and could make the Company less attractive to potential acquirors.

RELATED PARTY TRANSACTIONS AND POSSIBLE CONFLICTS OF INTEREST. The Company has been controlled, and may in the future be controlled, by the Management Group and has from time to time engaged in transactions with members of the Management Group. The Company previously borrowed funds from Herbert Solomon to fund its operations. While the Company has agreed that no future transactions will be entered into between the Company and its officers, directors or more than 5% shareholders unless such transactions are on terms no less favorable to the Company than could be obtained from unaffiliated third parties, any current or future transactions between the Company and such affiliates may involve possible conflicts of interest.

EFFECT OF CLASS A WARRANTS AND UNIT PURCHASE OPTIONS ON THE MARKET FOR THE COMMON STOCK. The Class A Warrants and the Unit Purchase Options are exercisable until October 20, 1999 at an exercise price of $4.50 per Class A Warrant and $6.60 per Unit Purchase Option. For the life of the Class A Warrants and the Unit Purchase Options, the holders thereof will be given the opportunity to profit from a rise in the market price of the Common Stock and the Units with a resulting dilution in the interest of the Company's other stockholders. The terms on which the Company could obtain additional capital during the life of the Warrants and the Unit Purchase Option may be adversely affected because the holders of the Class A Warrants and the Unit Purchase Options might be expected to exercise them if the Company were able to obtain any needed additional capital in a new offering of securities at a price greater than the exercise price of the Class A Warrants or the Unit Purchase Options.

RISK OF RAPID GROWTH AND BUSINESS EXPANSION. The Company is expanding its current retained executive search, contingency recruitment and professional temporary staffing business divisions through the retention of its existing staff of experienced personnel counselors as well as the addition of new counselors with placement experience, who will complement the Company's current scope of business. Also, the Company aggressively pursues opportunities to attract highly skilled staffing industry professionals in new areas of retained executive search, contingency recruitment and professional flexible staffing on an ongoing proactive basis. There can be no assurance that the Company will successively achieve its planned growth. Accomplishing the Company's planned growth will depend upon a number of factors, including the Company's ability to secure additional clients and hire and train additional recruitment and placement professionals. In addition, the Company may incur start-up, acquisition or expansion costs that represent a higher percentage of total revenues than larger or more established companies, which may adversely affect the Company's results of operations. There can be no assurance that the Company will be able to obtain additional clients and recruitment and placement counselors in the future or that the Company's strategy of increasing revenues and net income through such additions will be successful.

CREDIT FACILITY. In February 1997, the Company entered into a one year $4,000,000 demand line of credit facility agreement with The Dime Savings Bank (the "Dime Credit Facility") which is collateralized by all the Company's assets. The agreement provides for borrowings at the Dime Reference Rate + 1% (currently 9.25%) in amounts not exceeding 80% of eligible accounts receivable (as defined therein) and expires on February 28, 1998, on which date the outstanding principal amount is required to be repaid. At November 30, 1997, the Company had borrowed $300,000 under this facility. The Company has no other significant assets other than the proceeds of this offering which would be available to collateralize any future borrowings. Accordingly, the Company's business could be adversely affected in the event that it has a need for funds in amounts greater than its cash on hand and the proceeds of the Dime Credit Facility, which it is unable to obtain through a debt or equity financing. The Company believes that its current cash position and investment balances will be sufficient to support current working capital requirements for the next 12 months. There is no assurance, however, that the Company will not require additional financing in the future. No source of potential financing has been identified and there is no assurance that any such financing will be available on terms acceptable to the Company, or at all, if needed.

ECONOMIC CONDITIONS. The Company's revenues are directly dependent on the hiring activities of its clients. Under generally adverse economic conditions or if economic conditions in its clients' industries deteriorate, these clients' hiring needs may decline and this could have an adverse effect on the Company's financial performance by reducing the number of positions the Company has an opportunity to fill, forcing the Company to accept lower commissions on its placements, or both.

POSSIBLE ISSUANCE OF SUBSTANTIAL AMOUNTS OF ADDITIONAL SHARES WITHOUT STOCKHOLDER APPROVAL. The Company has an aggregate of 9,220,715 shares of Common Stock authorized but unissued and not reserved for specific purposes and an additional 5,650,000 shares of Common Stock unissued but reserved for issuance pursuant to (i) the Company's 1993 Long Term Incentive Plan, 1995 Directors' Stock Option Plan and 1996 Stock Option Plan, (ii) exercise of the Class A Warrants, (iii) the exercise of the Company's redeemable Class B common stock purchase warrants and (iv) the Unit Purchase Options. All of such shares may be issued without any action or approval by holders of Common Stock. Although there are no other present plans, agreements, commitments or undertakings with respect to the issuance of additional shares of Common Stock, or securities convertible into any such shares by the Company, the 14,870,715 shares referred to above and any other shares issued would further dilute the percentage ownership of the Company held by the public stockholders.

POSSIBLE ISSUANCE OF PREFERRED STOCK AND SUPERIOR RIGHTS OF PREFERRED STOCK; POTENTIAL ADVERSE EFFECT ON HOLDERS OF COMMON STOCK. The Company is authorized to issue up to 2,000,000 shares of Preferred Stock, upon terms to be fixed by the Company's Board of Directors with preferential voting, dividend or other rights. The Company presently has no issued and outstanding shares of Preferred Stock. While the Company has no present plans to issue any shares of Preferred Stock, the issuance of Preferred Stock without action or approval by holders of Common Stock could have an adverse affect on the holders of Common Stock.

CERTAIN ANTI-TAKEOVER EFFECTS. The Company's Certificate of Incorporation and By-Laws include provisions that may delay, discourage or prevent a change of control of the Company. These provisions include a Board of Directors consisting of three classes, Board of Directors authorization to issue preferred stock in one or more series with such rights, obligations and preferences as the Board of Directors may provide and provisions in the employment agreements with the Company's three executive officers that require substantial payments to such officers in the event of a change in control (as defined) of the Company.
Section 203 of the Delaware General Corporation Law, which prohibits business combination transactions with certain stockholders for a period of three years after the person becomes such a stockholder without prescribed approval may also delay, discourage or prevent a change of control of the Company.

SHARES ELIGIBLE FOR FUTURE SALE. All of the shares of the Company's Common Stock owned by non-public stockholders are "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"), and may only be sold pursuant to a registered offering or in accordance with applicable exemptions from the registration requirements of the Act. Rule 144 provides for the sale of limited quantities of restricted securities without registration under the Act. In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144(k) also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who is not an affiliate of the Company and who has satisfied a two-year holding period. The Company is unable to predict the effect that future sales under Rule 144 may have on the then prevailing market price of Common Stock. It can be expected, however, that the sale of any substantial number of shares of Common Stock will have a depressive effect on the market price of the Common Stock. As of the date of this Prospectus, all restricted securities issued by the Company are eligible for resale under Rule 144. Any such sale, particularly if large in volume, could have a material adverse effect on the market for and price of shares of Common stock.

NO DIVIDENDS. The Company has not declared or paid and does not anticipate declaring or paying in the foreseeable future, any cash dividends on its Common Stock. The Company's ability to pay dividends is dependent upon, among other things, future earnings, the operating and financial condition of the Company, its capital requirements, general business conditions and other pertinent factors, and is subject to the discretion of the Board of Directors. Accordingly, there can be no assurance that any dividends will ever be paid on the Common Stock.

ARBITRARY DETERMINATION OF OFFERING AND EXERCISE PRICE. The exercise price of the Class A Warrants as well as the offering price of the Units of which all but 175,000 of the Class A Warrants were a part, were arbitrarily determined in negotiations between the Company and the Underwriter. Among the factors considered in determining the price of the Units and the exercise price of the Class A Warrants were the history of and prospects for the industry in which the Company competed in 1994, estimates of the business potential of the Company, the then current state of the development of the Company's business, the Company's then current financial condition, an assessment of the Company's management, the general condition of the securities markets at the time of the Company's initial public offering, and the then current demand for similar securities of comparable companies. There was, however, no relationship whatsoever at that time between the offering price of the Units and the exercise price of the Class A Warrants on the one hand and the Company's net worth, projected earnings, book value, or any other objective criteria of value on the other.

DEPENDENCE OF WARRANT HOLDERS ON MAINTENANCE OF CURRENT REGISTRATION STATEMENT; POSSIBLE LOSS OF VALUE OF WARRANTS. In order for holders of the Class A Warrants to exercise such warrants there must be a current registration statement (or an exemption therefrom) in effect with the Commission and with the various state securities authorities in the states where warrant holders reside. The Company has undertaken to use its best efforts to keep (and intends to keep) the registration statement effective with respect to the warrants for as long as the warrants remain exercisable. However, maintenance of an effective registration statement will subject the Company to substantial continuing expenses for legal and accounting fees, and there can be no assurance that the Company will be able to maintain a current registration statement throughout the period during which the warrants remain exercisable. The warrants may become unexercisable and deprived of value by the Company's inability to maintain an effective registration statement (or an exemption therefrom) with respect to the underlying shares or by the non- qualification of the underlying shares in the jurisdiction of such holder's residence.

POTENTIAL ADVERSE EFFECT OF REDEMPTION OF CLASS A WARRANTS. The Class A Warrants may be redeemed by the Company at a price of $.05 per warrant, at any time on thirty days' prior written notice provided that the closing or bid price of the Common Stock for a period of any twenty (20) consecutive trading days in a thirty (30) consecutive trading day period ending ten (10) days prior to the notice of redemption equals or exceeds $9.00. Redemption of the Class A Warrants could force the Class A Warrant holders to exercise the Class A Warrants (and the Underwriter to exercise the Unit Purchase Options) earlier than they would otherwise have exercised them or at a time when it may be disadvantageous for the holders to do so or to sell the Class A Warrants at their then current market price when the holders might otherwise wish to hold the warrants for possible appreciation. Alternatively, the holders may accept the redemption price, when it is likely to be substantially less than the market value of the Class A Warrants at the time of redemption. Any holders who do not exercise Class A Warrants prior to their expiration or redemption, as the case may be, will forfeit the right to purchase the shares of Common Stock underlying the Class A Warrants.

EXERCISE OF CLASS A WARRANTS MAY HAVE DILUTIVE EFFECT ON MARKET. The Class A Warrants provide, during their term, an opportunity for the holder to profit from a rise in the market price, of which there is no assurance, with resulting dilution in the ownership interest in the Company held by the then present stockholders. Holders of the Warrants mostly likely would exercise the Class A Warrants and purchase the underlying Common Stock at a time when the Company may be able to obtain capital by a new offering of securities on terms more favorable than those provided by such Class A Warrants, in which event the terms on which the Company may be able to obtain additional capital would be affected adversely.

"PENNY STOCK" REGULATIONS MAY IMPOSE CERTAIN RESTRICTIONS ON MARKETABILITY OF SECURITIES. The Commission has adopted regulations that generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. As the securities offered hereby are currently authorized for quotation on the Nasdaq SmallCap Market, they are exempt from the "penny stock" regulations. If such securities are for any reason no longer authorized for quotation on the Nasdaq SmallCap Market or on another securities exchange or automated quotation system referred to in the penny stock regulations, the
Company's securities may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouses). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers of Common Stock to resell the Common Stock in the secondary market.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS. Certain forward-looking statements, including statements regarding the Company's expected financial position, business and financing plans are contained in or are incorporated by reference in this Prospectus. These forward-looking statements reflect the Company's views with respect to future events and financial performance. The words, "believe," "expect," "plans" and "anticipate" and similar expressions indentify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations (the "Cautionary Statements") are disclosed in this Prospectus or the documents incorporated therein by reference, including, without limitation, under "Risk Factors." All subsequent written and oral forward-looking statements attributable to the Company, its subsidiaries or persons acting on the Company's behalf are expressly qualified in their entirety by the Cautionary Statements. Readers are cautioned not to place undue reliance on these forward- looking statements, which speak only as of their dates. The Company undertakes no obligations to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                 USE OF PROCEEDS

         If the Class A Warrants (including those issuable upon exercise of the Purchase Option and Bridge Options) are exercised in full at $4.50 per share of Common Stock, the Company would receive gross proceeds of approximately $9,885,321. However, there can be no assurance that all or any portion of the Class A Warrants will be exercised. The funds, if any, received upon exercise of the Class A Warrants will be retained and used for working capital and other general corporate purposes.


                   TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

         The transfer agent, warrant agent and registrar for the Common Stock and Class A Warrants is American Stock Transfer & Trust Company, New York, New York.

                              PLAN OF DISTRIBUTION

         This offering is self-underwritten; the Company has not employed an underwriter for the issuance of the Common Stock upon the exercise of the Class A Warrants and will bear all expenses of the offering. The Company previously agreed to pay to the Underwriter a commission equal to 4% of the exercise price of the Class A Warrants, which amount was paid concurrently with the initial public offering in 1994.

         The Class A Warrants may be exercised, at the discretion of the holder, by the delivery to American Stock Transfer & Trust Company (the "Warrant Agent") at 40 Wall Street, New York, New York 10005 of the Warrant certificate (the "Warrant Certificate") accompanied by an election of exercise and payment of the warrant exercise price for each share of Common Stock purchased in accordance with the terms of such warrant. Payment must be made in the form of cash or a cashier's or certified check payable to the order of the Company. Delivery of the certificates representing the Common Stock issuable therefor will be made upon receipt of a certificate representing the underlying stock purchase rights, duly executed for transfer together with payment for the exercise price thereof. If fewer than all Class A Warrants are exercised, a new Warrant Certificate evidencing the Class A Warrants remaining unexercised will be issued to the warrantholder.


                                  LEGAL MATTERS

         The  validity  of  the  issuance  of  the  securities   offered  hereby
previously has been passed upon for the Company by the law firm of Blau, Kramer, Wachtlar & Lieberman, P.C., Jericho, New York.


                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Section 145 of the Delaware General Corporation Law provides as follows:

                  (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) A  corporation  may  indemnify  any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
         (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

                  (e) Expenses (including attorney's fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition or such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorney's fees) incurred by former directors and officers or other employees and agents may be paid upon such terms and conditions, if any, as the corporation deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                  (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

                  (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                  (i)  For  purposes  of  this  section,  references  to  "other enterprises" shall include employee benefit plans; references to "fines" shall include any such excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporations obligation to advance expenses (including attorneys' fees).

         The Company's certificate of incorporation provides that the directors of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty in such capacity except as otherwise required by law.

         The Company's by-laws provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or an agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding, to the fullest extent and in the manner set forth in and permitted by the General Corporation Law of the State of Delaware, as from time to time in effect, and any other applicable law, as from time to time in effect. Such right of indemnification is not be deemed exclusive of any other rights to which such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of each such person.

         The Company has entered into indemnity agreements with its directors and executive officers. The indemnity agreements provide that the Company shall indemnify such directors and executive officers from and against any and all liabilities, costs and expenses, amounts of judgments, fines, penalties and amounts paid in settlement of or incurred in defense of any settlement in connection with any threatened, pending or completed claim, action, suit or proceeding in which such persons are a party (other than a proceeding or action by or in the right of the Company to procure a judgment in its favor), or which may be asserted against them by reason of their being or having been an officer or director of the Company (the "Losses"), unless it is determined that such directors and executive officers did not act in good faith and for a purpose which they reasonably believed to be in, or in the case of service to an entity related to the Company, not opposed to, the best interests of the Company and, in the case of a criminal proceeding or action, that they had reasonable cause to believe that their conduct was unlawful. The indemnity agreements also provide that the Company shall indemnify such directors and executive officers from and against any and all Losses that they may incur if they are a party to or threatened to be made a party to any proceeding or action by or in the right of the Company to procure a judgment in its favor, unless it is determined that they did not act in good faith and for a purpose that they reasonably believed to be in, or, in the case of service to an entity related to the Company, not opposed to, the best interests of the Company, except that no indemnification for Losses shall be made in respect of (i) any claim, issue or matter as to which they shall have been adjudged to be liable to the Company or
(ii) any threatened or pending action to which they are a party or are threatened to be made a party that is settled or otherwise disposed of, unless and only to the extent that any court in which such action or proceeding was brought determines upon application that, in view of all the circumstances of the matter, they are fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. Such indemnification is in addition to any other rights to which such officers or directors may be entitled under any law, charter provision, by-law, agreement, vote of shareholders or otherwise.

         The Company maintains a directors liability insurance policy providing for $1,000,000 of coverage.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                                     EXPERTS

         The consolidated financial statements of the Company as of September 30, 1996, and for the years ended September 30, 1995 and 1996, included in the Company's Form 10-KSB for the fiscal year ended September 30, 1996, which is incorporated herein by reference, have been audited by Moore Stephens, P.C., independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

No dealer, salesman or any other person is authorized to give any information or to make any representations in connection with this offering not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Securities offered by this Prospectus or an offer by any person in any jurisdiction where such an offer or solicitation is not authorized or is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to its date.


                                TABLE OF CONTENTS

                                                                            PAGE


Incorporation of Certain Documents
  by Reference.........................................                       2
Available Information.................................                        2
The Company............................................                       3
Material Changes.......................................                       3
Risk Factors..........................................                        4
Use of Proceeds.......................................                        9
Transfer Agent, Warrant Agent and Registrar...........                        9
Plan of Distribution..................................                        9
Legal Matters.........................................                        9
Indemnification for Securities Act Liabilities........                        9
Experts...............................................                       12


                          THE SOLOMON-PAGE GROUP LTD.


                        2,571,738 SHARES OF COMMON STOCK



                                   PROSPECTUS




                                           , 199

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses (other than underwriting discounts and commissions) which will be paid by the Registrant in connection with the issuance and distribution of the securities being registered. With the exception of the SEC registration fee and the NASD filing fee, all amounts shown are estimates.

SEC Registration Fee....................................       $9,371.00(1)
NASD Filing Fee.........................................        2,789.75(1)
Nasdaq Fee..............................................       11,000.00(1)
Blue Sky Fees and Expenses..............................       40,000.00(1)
Printing and Engraving..................................       70,000.00(1)
Transfer Agent Fees.....................................       10,000.00(1)
Accounting Fees and Expenses............................       30,000.00(2)
Legal Fees and Expenses.................................      110,000.00(3)
Underwriter's Non-Accountable Expense Allowance.........      240,000.00(1)
Miscellaneous expenses..................................        1,839.25(1)
                                                             -----------
Total...................................................     $525,000.00(4)
                                                             ===========

(1) Estimated expenses as previously set forth in the earlier effective registration statement for the same offering.
(2) $25,000 of which comprised estimated expenses set forth in the earlier effective registration statement.
(3) $100,000 of which comprised estimated expenses set forth in the earlier effective registration statement.
(4) $510,000 of which comprised estimated expenses set forth in the earlier effective registration statement.


ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the Delaware General Corporation Law provides as follows:

                  (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
         (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

                  (e) Expenses (including attorney's fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition or such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorney's fees) incurred by former directors and officers or other employees and agents may be paid upon such terms and conditions, if any, as the corporation deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                  (g) A  corporation  shall have power to purchase  and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

                  (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                  (i)  For  purposes  of  this  section,  references  to  "other enterprises" shall include employee benefit plans; references to "fines" shall include any such excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporations obligation to advance expenses (including attorneys' fees).

                  (l) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (m) A  corporation  may  indemnify  any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (n) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
         (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (o) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  (p) Expenses (including attorney's fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition or such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorney's fees) incurred by other employees and agents may be paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                  (q) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  (r) A  corporation  shall have power to purchase  and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

                  (s) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (t) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any such excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                  (u) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (v) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporations obligation to advance expenses (including attorneys' fees).

         The Company's certificate of incorporation provides that the directors of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty in such capacity except as otherwise required by law.

         The Company's by-laws provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or an agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding, to the fullest extent and in the manner set forth in and permitted by the General Corporation Law of the State of Delaware, as from time to time in effect, and any other applicable law, as from time to time in effect. Such right of indemnification is not be deemed exclusive of any other rights to which such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of each such person.

         The Company has entered into indemnity agreements with its directors and executive officers. The indemnity agreements provide that the Company shall indemnify such directors and executive officers from and against any and all liabilities, costs and expenses, amounts of judgments, fines, penalties and amounts paid in settlement of or incurred in defense of any settlement in connection with any threatened, pending or completed claim, action, suit or proceeding in which such persons are a party (other than a proceeding or action by or in the right of the Company to procure a judgment in its favor), or which may be asserted against them by reason of their being or having been an officer or director of the Company (the "Losses"), unless it is determined that such directors and executive officers did not act in good faith and for a purpose which they reasonably believed to be in, or in the case of service to an entity related to the Company, not opposed to, the best interests of the Company and, in the case of a criminal proceeding or action, that they had reasonable cause to believe that their conduct was unlawful. The indemnity agreements also provide that the Company shall indemnify such directors and executive officers from and against any and all Losses that they may incur if they are a party to or threatened to be made a party to any proceeding or action by or in the right of the Company to procure a judgment in its favor, unless it is determined that they did not act in good faith and for a purpose that they reasonably believed to be in, or, in the case of service to an entity related to the Company, not opposed to, the best interests of the Company, except that no indemnification for Losses shall be made in respect of (i) any claim, issue or matter as to which they shall have been adjudged to be liable to the Company or (ii) any threatened or pending action to which they are a party or are threatened to be made a party that is settled or otherwise disposed of, unless and only to the extent that any court in which such action or proceeding was brought determines upon application that, in view of all the circumstances of the matter, they are fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. Such indemnification is in addition to any other rights to which such officers or directors may be entitled under any law, charter provision, by-law, agreement, vote of shareholders or otherwise.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) Exhibits:

EXHIBIT NO.

4.1                 Specimen Common Stock Certificate*
4.2                 Specimen Warrant Certificates*
4.3                 Form of Warrant Agreement*
4.4                 Form of Underwriter's Purchase Option Agreement*

5.1                 Opinion  of  Blau,  Kramer,  Wachtlar  &  Lieberman,   P.C.,
                    regarding the legality of the securities being registered*
10.7                Form of Bridge Loan Agreement*
23.1                Consent  of  Blau,  Kramer,   Wachtlar  &  Lieberman,   P.C.
                    (included in Exhibit 5.1)*
23.2                Consent of Moore Stephens, P.C.**
24                  Powers of Attorney**

------------------
*        Previously filed.
**       Filed herewith.

ITEM 17.  UNDERTAKINGS.

         (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b) The undersigned Registrant hereby undertakes that it will:

                  (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

                  (2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement for the securities offered, and the offering of the securities at that time to be the initial BONA FIDE offering.

                  (3)  File  a   post-effective   amendment   to   remove   from
registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 30th day of November, 1997.

                                        THE SOLOMON-PAGE GROUP LTD.


                                        By: /S/ LLOYD SOLOMON
                                            -----------------
                                            Lloyd Solomon
                                            Vice Chairman of the Board
                                            and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATORIES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the undersigned officers and directors of The Solomon-Page Group, Ltd. hereby constitutes and appoints Lloyd Solomon, Scott Page and Eric M. Davis and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him in his name in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and to prepare any and all exhibits thereto, and other documents in connection therewith, and to make any applicable state securities law or blue sky filings, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done to enable The Solomon-Page Group, Ltd. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     SIGNATURE                           TITLE                                   DATE
     ---------                           -----                                   ----


/S/HERBERT SOLOMON             Chairman of the Board                           November 30, 1997
------------------------
Herbert Solomon


/S/LLOYD SOLOMON               Vice Chairman of the Board and Director         November 30, 1997
------------------------       (Principal Executive Officer)
Lloyd Solomon


/S/SCOTT PAGE                  President and Director                          November 30, 1997
------------------------
Scott Page


/S/ERIC M. DAVIS               Vice President - Finance, Chief Financial       November 30, 1997
------------------------       Officer and Director (Principal Financial
Eric M. Davis                  and Accounting Officer)


/S/EDWARD EHRENBERG            Director                                        November 30, 1997
------------------------
Edward Ehrenberg


/S/JOEL A. KLARREICH           Director                                        November 30, 1997
------------------------
Joel A. Klarreich